UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2007

Smart Video Technologies, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-26809	91-1962104
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

3505 Koger Boulevard, Suite 400, Duluth, GA		30096
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 279-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 8, 2007, SmartVideo Technologies, Inc. (the “Company”) issued a press release announcing the decision by its Board of Directors to seek an investment banker to assist the Company in exploring various strategic alternatives, including possible financings, investments from strategic partners or business combinations.

Item 8.01 Other Events.

On March 9, 2007, the Company commenced an Offer to Amend and Exchange certain of its outstanding warrants. The offer provides holders of eligible warrants the opportunity to amend and exercise any or all of these warrants for a significantly reduced exercise price by either paying the exercise price in cash or by tendering a specified number of warrants for each share of common stock being purchased. Unless extended, the offer expires at midnight, Eastern Time, on April 6, 2007.

The foregoing description of the Offer to Amend and Exchange does not purport to be complete and is qualified in its entirety by reference to the complete text of this offer which is set forth in the Company’s Schedule TO and related documents filed today with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release of the Company dated March 8, 2007
99.2	Press Release of the Company dated March 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SmartVideo Technologies, Inc

Dated: March 9, 2007	By:	/s/ William J. Loughman
	Name:	William J. Loughman
	Title:	Chief Financial Officer